Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Joint Proxy Statement/Prospectus and to the incorporation by reference of our reports dated December 18, 2020 on the October 31, 2020 financial statements and financial highlights of Duff & Phelps Utility and Corporate Bond Trust Inc. and DNP Select Income Fund Inc. in this Pre-Effective Amendment No. 1 to the Registration Statement (Form N-14 No. 333-251313) filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

January 19, 2021